UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2014 (February 13, 2014)

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Senior Note Offering

On February 19, 2014, Diamond Foods, Inc. (“Diamond” or the “Issuer”) closed a Rule 144A offering of $230 million in aggregate principal amount of 7.000% Senior Notes due 2019 (the “Notes”), pursuant to the purchase agreement, dated February 13, 2014 (the “Purchase Agreement”), by and among the Issuer, Kettle Foods, Inc., as guarantor (the “Guarantor”), and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Wells Fargo Securities, LLC, BMO Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as initial purchasers (the “Initial Purchasers”). The Notes were priced at 100.000% of their face amount. The $230 million in gross proceeds from the sale of the Notes will be used to repay outstanding indebtedness under the Company’s existing credit facility and to redeem its senior unsecured notes due 2020 held by a subsidiary of Oaktree Capital Management, L.P., including a prepayment premium.

Interest on the Notes will be payable on March 15 and September 15 of each year, commencing September 15, 2014. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Issuer and the Guarantor, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

The Issuer issued the Notes under the indenture dated as of February 19, 2014 (the “Indenture”), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture contains customary events of defaults and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments.

On or after March 15, 2016, the Issuer may redeem all or a part of the Notes at a price equal to 103.500% of the principal amount of the Notes, plus accrued and unpaid interest, with such optional redemption prices decreasing to 101.750% on or after Match 15, 2017 and 100.000% on and after March 15, 2018. Before March 15, 2016, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the redemption date and the make-whole premium. Before March 15, 2016, the Issuer may redeem up to 35% of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. If the Issuer experiences a change of control, the Issuer must offer to purchase for cash all or any part of each holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Notes and the related guarantee are the senior unsecured obligations of the Issuer and rank equally with all of the Issuer’s and the Guarantor’s existing and future unsecured senior debt and rank senior to all of the Issuer’s and the Guarantor’s existing and future subordinated debt. The Notes and the related guarantee are effectively junior to the Issuer’s and the Guarantor’s existing and future secured debt to the extent of the value of the collateral securing such debt. The Notes and the related guarantee are also structurally subordinated to all existing and future liabilities of the Issuer’s subsidiaries other than the Guarantor.

The foregoing descriptions of the Purchase Agreement and the Indenture are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Indenture, which are attached as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

New Credit Facilities

On February 19, 2014, Diamond also entered into the following credit agreements:

•	$125 million 4.5 year syndicated secured credit facility pursuant to an asset based Credit Agreement, dated as of February 19, 2014, (the “ABL Credit Facility”), among Diamond, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, Syndication Agent, Sole Lead Arranger and Sole Bookrunner (the “ABL Agent”), SunTrust Bank as Documentation Agent, and the other Lenders party thereto.

•	$415 million 4.5 year syndicated secured credit facility pursuant to a term Credit Agreement, dated as of February 19, 2014, (the “Term Credit Facility”, together with the ABL Credit Facility, the “New Credit Facilities”), among Diamond, as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Term Agent”), Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Barclays Bank PLC, BMO Capital Markets and Suntrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, N.A. Barclays Bank PLC, Bank of Montreal and Suntrust Bank as Co-Documentation Agents, and the other Lenders party thereto.

The ABL Credit Facility has a 4.5 year term, during which Diamond may make aggregate drawings not to exceed the lesser of $125 million and an amount equal to the Borrowing Base. Under the ABL Credit Facility, Borrower has a $20 million sublimit for the issuance of letters of credit, and a Swing Line Facility of up to $12.5 million for same day borrowings.

The ABL Credit Facility is secured by a first priority lien (shared with hedging agreements and bank products) on all accounts receivable, inventory, cash, deposit accounts, commodity accounts, certain assets related thereto and proceeds of the foregoing (the “ABL Priority Collateral”), of Diamond and Kettle Foods, Inc., its indirect subsidiary and Guarantor. The ABL Credit Facility is also secured by a second priority lien (junior only to the security interest securing obligations under the Term Credit Facility) with respect to all assets other than the ABL Priority Collateral (the “Term Priority Collateral”).

The ABL Credit Facility was used on the Closing Date to refinance certain indebtedness of Diamond, and may be used thereafter to finance the ongoing general corporate needs of Diamond and its subsidiaries.

Under the Term Credit Facility, Diamond made a single drawing of $415 million on the Closing Date. Diamond may request an additional term loan of up to $100 million, plus an unlimited amount under certain terms and conditions set forth in the Term Credit Facility.

The Term Credit Facility is secured by a first priority perfected lien on the Term Priority Collateral and a second perfected lien on the ABL Priority Collateral.

The ABL Credit Facility and the Term Loan Credit Facility replace the Credit Agreement dated as of February 25, 2010 (the “Prior Credit Agreement”) among Diamond, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto, which terminated on February 19, 2014.

The foregoing description of the New Credit Facilities is not complete and is qualified in its entirety by reference to the full text of the ABL Credit Facility and the Term Credit Facility, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On February 13, 2014, Diamond issued a press release announcing it priced the Notes. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 19, 2014, Diamond issued a press release announcing the closing of the offering of the Notes and the New Credit Facilities. A copy of the press release is filed and attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit no.	Title

1.1	Purchase Agreement, dated February 13, 2014, among Diamond Foods, Inc., Kettle Foods, Inc. and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers named therein.

4.1	Indenture, dated February 19, 2014, among Diamond Foods, Inc., Kettle Foods, Inc. and U.S. Bank National Association, as trustee.

10.1	Credit Agreement, dated as of February 19, 2014, among Diamond Foods, Inc., the lenders and agents party thereto and Wells Fargo Bank, National Association

10.2	Credit Agreement, dated as of February 19, 2014, among Diamond Foods, Inc., the lenders and agents party thereto and Credit Suisse AG, Cayman Islands Branch

99.1	Press Release announcing pricing, dated February 13, 2014

99.2	Press Release announcing closing, dated February 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: February 19, 2014	By:	/s/ Stephen E. Kim
		Name:	Stephen E. Kim
		Title:	Senior Vice President and General Counsel